Entergy
639 Loyola Avenue
New Orleans, LA 70113

Date:	Feb. 18, 2016

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

ENTERGY REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS,
INITIATES 2016 OPERATIONAL EARNINGS GUIDANCE
2015 results consistent with latest guidance; accomplishments set stage for future growth

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported fourth quarter 2015 earnings per share of 56 cents on an as-reported basis and $1.58 on an operational basis. For the full year, the company realized a loss of 99 cents per share on an as-reported basis and operational EPS of $6.00 per share. The as-reported loss resulted from asset impairments in the third and fourth quarters reflecting the effects of strategic decisions in the Entergy Wholesale Commodities business to reduce the company’s exposure to volatile and poorly structured wholesale power markets.

“In 2015, we successfully worked through an extensive to-do list aimed at laying the foundation for steady and predictable Utility, Parent & Other earnings growth and improving certainty in our merchant generation business. Some of these actions, while necessary, were difficult for our stakeholders and impacted our as-reported financial results for the year,” said Entergy chairman and chief executive officer Leo Denault. “On an operational basis, our final 2015 results are in line with the expectations we shared with you last fall. We are also initiating 2016 guidance indicating strong Utility growth in large part due to the strategic accomplishments of last year, again consistent with indications on Utility, Parent & Other growth since the middle of last year and the ranges we gave at our last Analyst Day in 2014.”

Table of Contents Page
News Release1
Appendices6
A: Consolidated Results and Special Items8
B: Variance Analysis10
C: Utility Financial and Performance Measures12
D: EWC Performance Measures14
E: Financial Performance Measures15
F: Definitions, Abbreviations and Acronyms16
G: GAAP to Non-GAAP Reconciliations20
Financial Statements24

Additional business highlights included the following:

•	2016 operational EPS guidance range is $4.95 to $5.75 for Entergy consolidated; the range for Utility, Parent & Other Adjusted EPS is $4.20 to $4.50.

•	Entergy Arkansas, Inc. filed an unopposed settlement agreement in its rate case.

•	The sale of the Rhode Island State Energy Center power plant closed in December.

•	Entergy announced the shutdown date for the James A. FitzPatrick Nuclear Power Plant is planned to be Jan. 27, 2017.

•	Independent system operators’ reliability studies found that FitzPatrick and the Pilgrim Nuclear Power Station (beyond June 1, 2019) are not required for their respective regions.

•	For the 18th consecutive year, the Edison Electric Institute awarded Entergy’s storm team with a national storm restoration award.

Consolidated Earnings (GAAP and Non-GAAP measures)
Fourth Quarter and Year-to-Date 2015 vs. 2014 (See Appendix A for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported Earnings (Loss) ($ in millions)	99.6	120.1	(20.6)	(176.6)	940.7	(1,117.3)
Less Special Items	(183.0)	(15.2)	(167.8)	(1,252.4)	(109.4)	(1,143.0)
Operational Earnings	282.6	135.3	147.3	1,075.9	1,050.0	25.8
Weather Impact	(6.1)	9.6	(15.7)	34.6	12.8	21.8

As-Reported Earnings (Loss) (per share in $)	0.56	0.66	(0.10)	(0.99)	5.22	(6.21)
Less: Special Items	(1.02)	(0.09)	(0.93)	(6.99)	(0.61)	(6.38)
Operational Earnings	1.58	0.75	0.83	6.00	5.83	0.17
Weather Impact	(0.03)	0.05	(0.08)	0.19	0.07	0.12

Totals may not foot due to rounding

Business Unit Results

In addition to the summary business unit discussions below and results provided in Appendix A, a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B to this release. Appendix A also provides information on operating cash flow by business.

Utility, Parent & Other Results

For fourth quarter 2015, Utility, Parent and Other EPS were $1.42 on an as-reported and an operational basis. In comparison, 2014 fourth quarter earnings were 35 cents per share on an as-reported basis and 36 cents per share on an operational basis. Operational results for the 2015 quarterly period included a significant income tax item, a portion of which will be shared with customers of Entergy Louisiana, LLC. The quarter’s results also reflected the effects of productive investments as well as milder weather, charges reflecting progress in resolving long outstanding regulatory matters and higher operating expenses.

Billed retail sales volume decreased (1.1) percent quarter-to-quarter on the effects of weather. On a weather-adjusted basis, billed volume increased 0.8 percent; the components of the weather-adjusted sales growth were:

•	Weather-adjusted residential sales increase of 1.6 percent,

•	Commercial sales slight decrease of (0.1) percent on a weather-adjusted basis,

•	Weather-adjusted governmental sales increase of 4.2 percent and

•	Industrial sales increase of 0.6 percent.

Industrial sales were higher on continued growth for new and expansion customers. Sales to existing industrial customers declined on lower usage from large chlor-alkali customers, due to both outages as well as softer economics. Partially offsetting was favorable macro conditions for existing petroleum refining customers who operated at high levels.

Utility results reflected rate adjustments for the Ninemile Point Unit 6 plant that went in service at the end of 2014 and the Entergy Mississippi, Inc. rate case. Revenue increases from rate actions were largely offset by changes in other line items (e.g., non-fuel operation and maintenance and depreciation expenses).

For the full year, 2015 Utility, Parent and Other EPS were $4.97 on an as-reported and an operational basis. In comparison, 2014 earnings were $3.60 per share on an as-reported basis and $3.64 per share on an operational basis. Operational results for 2015 included significant income tax items, as discussed above. Results also reflected productive investments and favorable weather, as well as higher operating expenses.

For a schedule of Utility, Parent & Other Adjusted EPS for the quarter and full year excluding special items and weather, normalizing tax items and excluding utility charges, see Appendix C. Appendix C also contains additional details on the Utility’s performance for both periods.

Entergy Wholesale Commodities Results

EWC operational adjusted earnings before interest, taxes, depreciation and amortization were $70 million in fourth quarter 2015, compared to $183 million in the same period a year ago. The quarter-over-quarter decrease was driven largely by lower energy and capacity prices for EWC’s nuclear assets. Quarter-over-quarter results were also affected by impairments of FitzPatrick and Pilgrim recorded in third quarter 2015 which lowered fuel and non-fuel O&M expenses.

EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2015 vs. 2014
($ in millions)	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Net income	(154)	58	(212)	(1,066)	295	(1,361)
Add back: interest expense	8	5	3	27	17	10
Add back: income tax expense	(123)	36	(159)	(610)	177	(787)
Add back: depreciation and amortization	53	63	(10)	239	276	(37)
Subtract: interest and investment income	33	37	(4)	149	114	35
Add back: decommissioning expense	36	38	(2)	138	142	(4)
Adjusted EBITDA	(213)	162	(375)	(1,421)	792	(2,213)
Add back pre-tax special items for:
HCM implementation	—	1	(1)	—	3	(3)
Decisions to close VY, FitzPatrick and Pilgrim	5	20	(15)	1,658	154	1,504
Palisades asset impairment and related write-offs	396	—	396	396	—	396
Top Deer investment impairment	37	—	37	37	—	37
Gain on the sale of RISEC	(154)	—	(154)	(154)	—	(154)
Operational adjusted EBITDA	70	183	(113)	515	950	(435)

Totals may not foot due to rounding
EWC reported an as-reported loss of (86) cents per share in the current quarter compared to a fourth quarter 2014 as-reported EPS of 31 cents. Fourth quarter 2015 as-reported results included non-cash asset impairments for Palisades and EWC’s wind investment, which were classified as a special item and therefore, excluded from operational results. The impairment charges resulted from analyzing EWC’s remaining assets for impairment in light of Entergy’s decisions to operate its other northern U.S. single unit nuclear sites for a shorter period than their operating license expiration dates and the sale of non-nuclear assets in the fourth quarter 2015. Depressed market prices were a significant factor in the analysis resulting in impairment charges for Palisades and the wind investment. The Palisades impairment does not reflect any decision to modify the continuing operations of the plant, which operates under a power purchase agreement that runs until April 2022. The sale of RISEC (a non-nuclear asset) in the current quarter resulted in a 56 cent per share gain, which is also classified as a special and excluded from operational results.

Fourth quarter 2015 EWC operational earnings were 16 cents per share, compared to 39 cents per share in the fourth quarter 2014. This decline was driven by lower operational adjusted EBITDA. The current quarter results also included income tax items.

For the year, EWC reported a loss of $5.96 per share on an as-reported basis and earnings of $1.03 per share on an operational basis, compared to as-reported EPS of $1.62 and operational EPS of $2.19 in 2014. The decline in operational earnings was driven by lower energy and capacity revenue for the nuclear fleet, which is also reflected in the lower operational adjusted EBITDA. The closure of VY at the end of 2014 also contributed to the reduced operational adjusted EBITDA and operational EPS.

For additional details on EWC’s performance for the quarter and full year, see Appendix D and the webcast slide presentation.

Earnings Guidance

Entergy is initiating 2016 operational earnings guidance in the range of $4.95 to $5.75 per share. The Utility, Parent & Other Adjusted EPS guidance range is $4.20 to $4.50. See the webcast slide presentation for additional details.

Earnings Teleconference

A teleconference will be held at 10 a.m. CT on Thursday, Feb. 18, 2016, to discuss Entergy’s fourth quarter and full year 2015 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 85410755, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Feb. 25, 2016, by dialing (855) 859-2056, conference ID 85410755. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.
Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11.5 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional information regarding Entergy’s quarterly and full year results of operations, regulatory proceedings and other matters is available in Entergy’s earnings release package, a copy of which will be filed with the U.S. Securities and Exchange Commission, and the webcast slide presentation. The earnings package contains appendices to this release and financial statements. Both the earnings release package and webcast slide presentation are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2016 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning FitzPatrick, Pilgrim or VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the pending acquisition of the Union Power Station near El Dorado, Arkansas, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F and Appendix G.

Fourth Quarter 2015 Earnings Release Package

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Financial and Performance Measures

•	Appendix D: EWC Performance Measures

•	Appendix E: Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release package are:

•	Financial Statements

Accompanying the earnings package is a webcast slide presentation.

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A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for fourth quarter and year-to-date 2015 versus 2014, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2015 vs. 2014 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported
Utility	1.75	0.60	1.15	6.12	4.60	1.52
Parent & Other	(0.33)	(0.25)	(0.08)	(1.15)	(1.00)	(0.15)
EWC	(0.86)	0.31	(1.17)	(5.96)	1.62	(7.58)
Consolidated As-Reported Earnings (Loss)	0.56	0.66	(0.10)	(0.99)	5.22	(6.21)

Less Special Items
Utility	—	(0.01)	0.01	—	(0.04)	0.04
Parent & Other	—	—	—	—	—	—
EWC	(1.02)	(0.08)	(0.94)	(6.99)	(0.57)	(6.42)
Consolidated Special Items	(1.02)	(0.09)	(0.93)	(6.99)	(0.61)	(6.38)

Operational
Utility	1.75	0.61	1.14	6.12	4.64	1.48
Parent & Other	(0.33)	(0.25)	(0.08)	(1.15)	(1.00)	(0.15)
EWC	0.16	0.39	(0.23)	1.03	2.19	(1.16)
Consolidated Operational Earnings	1.58	0.75	0.83	6.00	5.83	0.17
Weather Impact	(0.03)	0.05	(0.08)	0.19	0.07	0.12

Detailed earnings variance analyses are included in Appendix B-1 and Appendix B-2.

Appendix A-2 provides the components of OCF contributed by each business with current quarter and year-to-date comparisons.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Year-to-Date 2015 vs. 2014
($ in millions)
	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility	858	1,076	(218)	2,907	3,319	(412)
Parent & Other	3	(256)	259	(78)	(463)	385
EWC	81	178	(97)	462	1,034	(572)
Total Operating Cash Flow	942	998	(56)	3,291	3,890	(599)

Totals may not foot due to rounding

The primary driver of the $(56) million quarter-over-quarter decrease was lower EWC net revenue, partially offset by lower pension funding. Favorable changes in the timing of working capital at the Utility primarily in deferred fuel from low natural gas prices were largely offset by unfavorable changes in working capital at EWC. Intercompany income tax payments contributed to the line of business variances, but netted to a small number at the consolidated level.

The primary drivers of the year-over-year $(599) million decrease were lower EWC net revenue and receipt of securitization funds in 2014. Favorable deferred fuel changes at the Utility also benefitted the full year period. Intercompany income tax payments affected line of business variances but had a small bottom-line impact.
Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported EPS consistent with GAAP, but are excluded from operational EPS. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
Fourth Quarter and Year-to-Date 2015 vs. 2014
(After-tax, per share in $)
	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
HCM implementation expenses	—	(0.01)	0.01	—	(0.04)	0.04
Total Utility	—	(0.01)	0.01	—	(0.04)	0.04

EWC
HCM implementation expenses	—	—	—	—	(0.01)	0.01
Decisions to close VY, FitzPatrick and Pilgrim	(0.02)	(0.08)	0.06	(5.99)	(0.56)	(5.43)
Palisades asset impairment and related write-offs	(1.43)	—	(1.43)	(1.43)	—	(1.43)
Top Deer investment impairment	(0.13)	—	(0.13)	(0.13)	—	(0.13)
Gain on the sale of RISEC	0.56	—	0.56	0.56	—	0.56
Total EWC	(1.02)	(0.08)	(0.94)	(6.99)	(0.57)	(6.42)

Total Special Items	(1.02)	(0.09)	(0.93)	(6.99)	(0.61)	(6.38)

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Year-to-Date 2015 vs. 2014
(Pre-tax except for Income taxes - other, $ in millions)
	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
Utility
Non-fuel O&M	—	(2.4)	2.4	—	(12.6)	12.6
Taxes other than income taxes	—	(0.1)	0.1	—	(0.6)	0.6
Income taxes - other	—	1.0	(1.0)	—	5.6	(5.6)
Total Utility	—	(1.5)	1.5	—	(7.6)	7.6

EWC
Non-fuel O&M	(6.2)	(19.1)	12.9	(17.0)	(46.8)	29.8
Taxes other than income taxes	(0.5)	(1.4)	0.9	(0.3)	(3.6)	3.3
Asset write-off and impairments	(394.0)	(0.6)	(393.4)	(2,036.2)	(107.5)	(1,928.7)
Gain on sale of asset	154.0	—	154.0	154.0	—	154.0
Miscellaneous net (other income)	(36.8)	—	(36.8)	(36.8)	—	(36.8)
Income taxes - other	100.4	7.4	93.0	683.8	56.1	627.7
Total EWC	(183.0)	(13.7)	(169.3)	(1,252.4)	(101.8)	(1,150.6)

Total Special Items	(183.0)	(15.2)	(167.8)	(1,252.4)	(109.4)	(1,143.0)

Totals may not foot due to rounding

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2015 versus 2014 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis
Fourth Quarter 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera-tional
2014 earnings	0.60	0.61		(0.25)	(0.25)	0.31	0.39		0.66	0.75
Income taxes - other	1.96	1.96	(a)	(0.04)	(0.04)	0.14	0.14	(b)	2.06	2.06
Non-fuel O&M	(0.01)	(0.02)		—	—	0.13	0.08	(c)	0.12	0.06
Share effect	0.03	0.03		(0.01)	(0.01)	—	—		0.02	0.02
Gain on sale of asset	—	—		—	—	0.56	—	(d)	0.56	—
Interest expense and other charges	0.01	0.01		—	—	(0.01)	(0.01)		—	—
Decommissioning expense	(0.01)	(0.01)		—	—	—	—		(0.01)	(0.01)
Depreciation/amortization expense	(0.05)	(0.05)	(e)	—	—	0.04	0.04		(0.01)	(0.01)
Taxes other than income taxes	(0.05)	(0.05)	(f)	—	—	0.02	0.01		(0.03)	(0.04)
Other income (deductions)-other	(0.02)	(0.02)		(0.03)	(0.03)	(0.14)	(0.01)	(g)	(0.19)	(0.06)
Asset write-offs and impairments	(0.19)	(0.19)	(h)	—	—	(1.43)	—	(i)	(1.62)	(0.19)
Net revenue	(0.52)	(0.52)	(j)	—	—	(0.48)	(0.48)	(k)	(1.00)	(1.00)
2015 earnings	1.75	1.75		(0.33)	(0.33)	(0.86)	0.16		0.56	1.58

Appendix B-2: As-Reported and Operational EPS Variance Analysis
Year-to-Date 2015 vs. 2014
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other			EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional		As- Reported	Opera-tional		As- Reported	Opera-tional
2014 earnings	4.60	4.64		(1.00)	(1.00)		1.62	2.19		5.22	5.83
Income taxes - other	2.08	2.08	(a)	(0.07)	(0.07)	(l)	0.11	0.11	(b)	2.12	2.12
Asset write-offs and impairments	0.04	0.04		—	—		(6.97)	—	(i)	(6.93)	0.04
Other income (deductions) - other	0.01	0.01		(0.09)	(0.09)	(m)	(0.02)	0.11	(g)	(0.10)	0.03
Share effect	0.03	0.03		—	—		—	—		0.03	0.03
Gain on sale of asset	—	—		—	—		0.56	—	(d)	0.56	—
Decommissioning expense	(0.04)	(0.04)		—	—		0.01	0.01		(0.03)	(0.03)
Taxes other than income taxes	(0.12)	(0.12)	(f)	—	—		0.07	0.06	(n)	(0.05)	(0.06)
Depreciation/amortization expense	(0.19)	(0.19)	(e)	0.01	0.01		0.12	0.12	(o)	(0.06)	(0.06)
Interest expense and other charges	(0.04)	(0.04)		0.02	0.02		(0.04)	(0.04)		(0.06)	(0.06)
Non-fuel O&M	(0.57)	(0.61)	(p)	(0.01)	(0.01)		0.48	0.37	(c)	(0.10)	(0.25)
Net revenue	0.32	0.32	(j)	(0.01)	(0.01)		(1.90)	(1.90)	(k)	(1.59)	(1.59)
2015 earnings	6.12	6.12		(1.15)	(1.15)		(5.96)	1.03		(0.99)	6.00

See appendix in the webcast slide presentation for more details on the effects of the VY closure on EWC line item variances.

(a)
The current quarter and year-to-date increases were due primarily to the income tax item of approximately $334 million resulting from the ELL business combination; this was partly offset by customer sharing recorded as a regulatory charge (included in net revenue in (j)). An audit settlement in Mississippi of $15 million also contributed to the increases. The year-to-date increase also reflected a first quarter 2015 adjustment of $24 million involving the reversal of a portion of the provision for uncertain tax provisions related to interest accrual. Partially offsetting was a state income tax item of $10 million in third quarter 2014.

(b)	The increases in the current quarter and year-to-date periods were due largely to state tax effects from the 2015 settlement on the 2008/2009 audit.

(c)	The current quarter and year-to-date increases were attributable to the closure of VY at the end of 2014.

(d)	The as-reported increases in the current quarter and year-to-date periods reflect the gain on sale of the RISEC facility.

(e)
The current quarter and year-to-date decreases were due primarily to additions to plant, including Ninemile 6 placed in service in December 2014, as well as higher depreciation rates implemented at EMI for 2015.

(f)	The decreases in the current quarter and year-to-date periods were due partly to higher ad valorem taxes. In addition, fourth quarter 2014 results reflected the franchise tax settlement in Louisiana.

(g)
The as-reported decrease in the current quarter was due largely to the asset impairment on EWC’s 50% ownership interest in the Top Deer wind generation investment (accounted for under the equity method of accounting). The year-to-date operational increase was due primarily to higher realized gains on decommissioning trusts, including the rebalancing of VY's decommissioning trust portfolio.

(h)
The current quarter decrease was driven by regulatory charges arising from the Waterford 3 replacement steam generator prudence review proceeding and the System Agreement termination settlement agreement. Partially offsetting was an earlier regulatory charge in 2014 for the Waterford 3 prudence review proceeding.

(i)
The as-reported current quarter and year-to-date decreases reflected the fourth quarter 2015 non-cash impairment charges and related write-offs for the Palisades nuclear plant. The year-to date decrease also reflected third quarter 2015 impairment charges and related write-offs for the Pilgrim and FitzPatrick plants. Partially offsetting the year-to-date decrease was a third quarter 2014 charge for an updated VY decommissioning cost study.

Utility As-Reported Net Revenue Variance Analysis 2015 vs. 2014 ($ EPS)
	Fourth Quarter	Year-to-Date
Weather	(0.08)	0.12
Sales growth/pricing	0.10	0.83
Regulatory charges	(0.46)	(0.46)
Other	(0.08)	(0.17)
Total	(0.52)	0.32

(j)
The current quarter decrease was attributable to the fourth quarter 2015 ELL business combination regulatory charge for customer sharing of $0.37 per share and the regulatory charge for the Waterford 3 prudence review proceeding of $0.09 per share (a portion of which is reflected in asset impairment in (h)). The effects of weather, which was milder-than-normal in the current quarter compared to colder-than-normal in fourth quarter 2014, also contributed. Weather for the full year was positive in both periods, but more favorable in 2015 compared to 2014. Annual net revenue was higher due to increased weather-adjusted sales volume and the Louisiana FRP rate adjustments for placing Ninemile 6 in rates and the EMI rate case.

(k)	The current quarter and year-to-date decreases were largely due to the retirement of VY at the end of 2014 along with lower realized nuclear capacity and energy pricing on the operating plants.

(l)	The decrease in the year-to-date period was primarily the result of a Louisiana tax law change effective July 1, 2015.

(m)	The year-to-date decrease is due to the elimination of intersegment activity, primarily higher affiliate dividend income resulting from Hurricane Isaac Act 55 financing (offset at Utility).

(n)	The increase year-to-date is attributable largely to lower VY property taxes due to the plant’s closure in late 2014.

(o)	The year-to-date increase was mainly attributable to the absence of VY depreciation. Lower depreciation expense resulting from the third quarter 2015 nuclear plant impairments also contributed.

(p)
The year-to-date decrease reflected higher nuclear expenses, including regulatory compliance costs resulting from the NRC’s decision to move ANO into Column 4 of the reactor oversight process action matrix ($53 million pre-tax). Pension and OPEB and distribution reliability expenses were also higher. Other non-fuel O&M changes with offsets in net revenue in the current and year-to date periods included transmission costs allocated by MISO and energy efficiency program costs.

C: Utility Financial and Performance Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other Adjusted EPS, excluding the effects of special items and weather and normalizing tax items for the fourth quarter and full year periods. Appendix C-1 also provides Utility, Parent & Other Adjusted EPS excluding the effects of charges from resolving long outstanding regulatory matters.

Appendix C-1: Utility, Parent & Other Adjusted EPS - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2015 vs. 2014 (See Appendix A for details on special items)
(per share in $)	Fourth Quarter			Year-to-Date
	2015	2014	Change	2015	2014	Change
As-Reported Earnings	1.42	0.35	1.07	4.97	3.60	1.37
Less:
Special Items	—	(0.01)	0.01	—	(0.04)	0.04
Weather	(0.03)	0.05	(0.08)	0.19	0.07	0.12
Tax Items, net of customer sharing	1.57	0.03	1.54	1.70	0.09	1.61
Adjusted Earnings (Loss)	(0.12)	0.28	(0.40)	3.08	3.48	(0.40)
Less: Regulatory Charges	(0.35)	(0.05)	(0.30)	(0.35)	(0.28)	(0.07)
Adjusted Earnings, excluding Regulatory Charges (q)	0.23	0.33	(0.10)	3.43	3.76	(0.33)

(q)
Reflects charges for System Agreement termination settlement agreement (fourth quarter and year-to-date 2015), the Waterford 3 replacement steam generator prudence review proceeding (fourth quarter and year-to-date 2014 and fourth quarter and year-to-date 2015) and the EMI rate case settlement (2014), accounted for on multiple income statement line items.

Appendix C-2 provides a comparative summary of Utility operational performance measures.

Appendix C-2: Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2015 vs. 2014 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

	Fourth Quarter				Year-to-Date
	2015	2014	% Change	% Weather Adjusted (r)	2015	2014	% Change
GWh billed
Residential	7,385	7,770	(4.9)	1.6	36,068	35,932	0.4
Commercial	6,979	6,984	(0.1)	(0.1)	29,348	28,827	1.8
Governmental	627	599	4.7	4.2	2,514	2,428	3.5
Industrial	11,152	11,087	0.6	0.6	44,382	43,723	1.5
Total Retail Sales	26,143	26,440	(1.1)	0.8	112,312	110,910	1.3
Wholesale	1,739	3,105	(44.0)		9,274	9,462	(2.0)
Total Sales	27,882	29,545	(5.6)		121,586	120,372	1.0

Weather-adjusted GWh billed (r)
Residential					35,413	35,188	0.6
Commercial					29,022	28,907	0.4
Governmental					2,509	2,430	3.2
Industrial					44,382	43,723	1.5
Total Retail Sales					111,326	110,248	1.0

Number of electric retail customers
Residential					2,431,984	2,409,732	0.9
Commercial					348,840	345,008	1.1
Governmental					17,899	17,373	3.0
Industrial					46,572	46,177	0.9
Total Retail Customers					2,845,295	2,818,290	1.0

Net Revenue ($ millions)	1,181	1,334	(11.5)		5,829	5,735	1.6
As-reported non-fuel O&M per MWh	$24.05	$22.57	6.6		$21.06	$19.89	5.9
Operational non-fuel O&M per MWh	$24.05	$22.48	7.0		$21.06	$19.79	6.4

(r)
The effects of weather are estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

See appendix in the webcast slide presentation for information on select regulatory cases.

D: EWC Performance Measures
Appendix D-1 provides a comparative summary of EWC operational performance measures.

Appendix D-1: EWC Operational Performance Measures
Fourth Quarter and Year-to-Date 2015 vs. 2014 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter			Year-to-Date
	2015	2014	% Change	2015	2014	% Change
Owned capacity (MW) (s)	4,880	6,068	(19.6)	4,880	6,068	(19.6)
GWh billed	10,135	11,550	(12.3)	39,745	44,424	(10.5)
As-reported average total revenue per MWh	$45.21	$54.00	(16.3)	$51.88	$61.21	(15.2)
Adjusted average total revenue per MWh (t)	$44.83	$53.64	(16.4)	$51.49	$60.84	(15.4)
Net revenue ($ millions)	379	521	(27.3)	1,666	2,224	(25.1)
As-reported non-fuel O&M per MWh	$27.67	$27.44	0.8	$25.99	$26.39	(1.5)
Operational non-fuel O&M per MWh (u)	$27.06	$25.78	5.0	$25.57	$25.34	0.9

EWC Nuclear Fleet
Capacity factor	94%	95%	(1.1)	91%	91%	0
GWh billed	9,561	10,635	(10.1)	35,859	40,253	(10.9)
As-reported average total revenue per MWh	$44.71	$53.56	(16.5)	$51.49	$60.76	(15.3)
Adjusted average total revenue per MWh (v)	$44.31	$53.17	(16.7)	$51.07	$60.35	(15.4)
Production cost per MWh	$22.63	$26.18	(13.6)	$25.30	$26.44	(4.3)
Net revenue ($ millions)	371	506	(26.7)	1,613	2,166	(25.5)
Refueling outage days
FitzPatrick	—	7		—	44
Indian Point 2	—	—		—	24
Indian Point 3	—	—		23	—
Palisades	19	—		32	56
Pilgrim	—	—		34	—

(s)	Fourth quarter and year-to-date 2015 exclude VY (605 MW) that was shut down in December 2014 and RISEC (583 MW) that was sold in December 2015.

(t)	Excluding VY, $54.26/MWh and $60.65/MWh in fourth quarter and year-to-date 2014 periods, respectively.

(u)	Excluding VY, $25.45/MWh and $24.80/MWh in fourth quarter and year-to-date 2014 periods, respectively.

(v)	Excluding VY, $53.79/MWh and $60.07/MWh in fourth quarter and year-to-date 2014 periods, respectively.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
Fourth Quarter 2015 vs. 2014 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending Dec. 31	2015	2014	Change
GAAP Measures
ROIC - as-reported	1.0%	5.6%	(4.6%)
ROE - as-reported	(1.8%)	9.6%	(11.4%)
Book value per share	$51.89	$55.83	($3.94)
End of period shares outstanding (millions)	178.4	179.2	(0.8)
Non-GAAP Measures
ROIC - operational	6.3%	6.1%	0.2%
ROE - operational	11.2%	10.7%	0.5%

As of Dec. 31 ($ in millions)	2015	2014	Change
GAAP Measures
Cash and cash equivalents	1,351	1,422	(71)
Revolver capacity	3,582	3,592	(10)
Commercial paper outstanding	422	484	(62)
Total debt	13,850	13,917	(67)
Securitization debt	775	777	(2)
Debt to capital ratio	59.1%	57.4%	1.7%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	77	81	(4)
Leases - Entergy’s share	359	422	(63)
Power purchase agreements accounted for as leases	195	224	(29)
Total off-balance sheet liabilities	631	727	(96)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	57.7%	56.0%	1.7%
Gross liquidity	4,933	5,014	(81)
Net debt to net capital ratio, excluding securitization debt	55.0%	53.2%	1.8%
Parent debt to total debt ratio, excluding securitization debt	21.9%	20.4%	1.5%
Debt to operational adjusted EBITDA, excluding securitization debt	4.1	3.7	0.4
Operational FFO to debt ratio, excluding securitization debt	25.7%	27.8%	(2.1%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures which are referenced in the quarterly and full year materials. Non-GAAP measures are included in these materials to provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed, excluding revenue from investments in wind generation accounted for under the equity method of accounting
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)
Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; VY (nuclear) was retired on Dec. 29, 2014, and RISEC (non-nuclear) was sold on Dec. 17, 2015

Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming shutdown of Pilgrim June 1, 2019 and FitzPatrick planned for Jan. 27, 2017
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming shutdown of Pilgrim June 1, 2019 and FitzPatrick planned for Jan. 27, 2017, uninterrupted normal plant operation and timely renewal of plant operating licenses at IPEC

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is on operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling Net Income divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported earnings per share excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational Net Income adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC- borrowed funds	Allowance for borrowed funds used during construction	LPSC	Louisiana Public Service Commission
		LTM	Last twelve months
		MISO	Midcontinent Independent System Operator, Inc.
AFUDC- equity funds	Allowance for equity funds used during construction	MPSC	Mississippi Public Service Commission
		NEPOOL	New England Power Pool
ADIT	Accumulated deferred income taxes	Ninemile 6	Ninemile Point Unit 6
ANO	Arkansas Nuclear One (nuclear)	NOAA	National Oceanic and Atmosphere Administration
APSC	Arkansas Public Service Commission	Non-fuel O&M	Non-fuel operation and maintenance expense
ARO	Asset retirement obligation	NRC	Nuclear Regulatory Commission
BP	Basis point	NYISO	New York Independent System Operator, Inc.
CCGT	Combined cycle gas turbine	NYPA	New York Power Authority
CCNO	Council of the City of New Orleans, Louisiana	NYS NYSDEC	New York State New York State Department of Environmental Conservation
COD	Commercial operation date	NYS NYSDEC NYSDOS	New York State New York State Department of Environmental Conservation New York State Department of State
Cooper	Cooper Nuclear Station
CT	Simple cycle combustion turbine	NYSE	New York Stock Exchange
CZM	Coastal zone management	O&M	Operation and maintenance expense
DCRF	Distribution cost recovery factor	OCF	Operating cash flow
DOJ	U.S. Department of Justice	OPEB	Other post-employment benefits
EAI EBITDA EEI EGSL	Entergy Arkansas, Inc. Earnings before interest, income taxes, depreciation and amortization Edison Electric Institute Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
		Pilgrim	Pilgrim Nuclear Power Station (nuclear)
ELL	Entergy Louisiana, LLC	PPA	Power purchase agreement
EMI	Entergy Mississippi, Inc.	PUCT	Public Utility Commission of Texas
ENOI	Entergy New Orleans, Inc.	RFO	Refueling outage
ESI	Entergy Services, Inc.	RFP	Request for proposal
EPS	Earnings per share	RISEC	Rhode Island State Energy Center (CCGT)
ETI	Entergy Texas, Inc.	ROE	Return on equity
ETR	Entergy Corporation	ROIC	Return on invested capital
EWC	Entergy Wholesale Commodities	ROS	Rest of state
FCA	Forward capacity auction	RPCE	Rough production cost equalization
FERC	Federal Energy Regulatory Commission	SEC	U.S. Securities and Exchange Commission
FFO	Funds from operations	SEMARI	Southeast Massachusetts/Rhode Island
Firm LD	Firm liquidated damages	SERI	System Energy Resources, Inc.
FitzPatrick	James A. FitzPatrick Nuclear Power Plant	SPDES	State Pollutant Discharge Elimination System
FRP	Formula rate plan	SPP	Southwest Power Pool
GAAP	Generally accepted accounting principles	TCRF	Transmission cost recovery factor
Grand Gulf	Unit No. 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy	Top Deer	Top Deer Wind Ventures, LLC
HCM	Human Capital Management program	Union	Union Power Station
HSR	Hart-Scott-Rodino	UP&O	Utility, Parent & Other
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	VY	Vermont Yankee Nuclear Power Station (nuclear)
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	WACC	Weighted-average cost of capital
IPEC	Indian Point Energy Center (nuclear)	WOTAB	West of the Atchafalaya Basin
ISES	Independence Steam Electric Station (coal)	Waterford 3	Unit No. 3 (nuclear) of the Waterford Steam Electric Station, 100% owned or leased by Entergy Louisiana
ISO-NE	ISO New England	WQC	Water Quality Certification
LHV	Lower Hudson Valley	YOY	Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Fourth Quarter		Year-to-Date
		2015	2014	2015	2014
Utility
As-reported Utility non-fuel O&M	(A)	670,638	666,742	2,560,620	2,394,621
Special Items included in non-fuel O&M:
HCM implementation expenses		—	2,423	—	12,625
Total special items included in non-fuel O&M	(B)	—	2,423	—	12,625
Operational Utility non-fuel O&M	(A-B)	670,638	664,319	2,560,620	2,381,996
Utility billed sales (GWh)	(C)	27,882	29,545	121,586	120,372
As-reported Utility non-fuel O&M per MWh	(A/C)	24.05	22.57	21.06	19.89
Operational Utility non-fuel O&M per MWh	[(A-B)/(C)]	24.05	22.48	21.06	19.79

EWC
As-reported EWC non-fuel O&M	(D)	280,425	316,917	1,033,144	1,172,339
Special Items included in non-fuel O&M:
Decisions to close VY, FitzPatrick and Pilgrim		6,205	18,402	16,979	43,516
HCM implementation expenses		—	736	—	3,261
Total special items included in non-fuel O&M	(E)	6,205	19,138	16,979	46,777
Operational EWC non-fuel O&M	(D-E)	274,220	297,779	1,016,165	1,125,562
EWC billed sales (GWh)	(F)	10,135	11,550	39,745	44,424
As-reported EWC non-fuel O&M per MWh	(D/F)	27.67	27.44	25.99	26.39
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	27.06	25.78	25.57	25.34

As-reported EWC operating revenue	(G)	458,184	623,652	2,061,827	2,719,404
Less Palisades below-market PPA amortization	(H)	3,800	4,124	15,200	16,496
Adjusted EWC operating revenue	(G-H)	454,384	619,528	2,046,627	2,702,908
As-reported EWC nuclear operating revenue	(I)	427,447	569,581	1,846,508	2,445,695
Less Palisades below-market PPA amortization	(H)	3,800	4,124	15,200	16,496
Adjusted EWC nuclear operating revenue	(I-H)	423,647	565,457	1,831,308	2,429,199
As-reported EWC average total revenue per MWh	(G)/(F)	45.21	54.00	51.88	61.21
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	44.83	53.64	51.49	60.84

EWC nuclear billed sales (GWh)	(J)	9,561	10,635	35,859	40,253
As-reported EWC nuclear average total revenue per MWh	(I)/(J)	44.71	53.56	51.49	60.76
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	44.31	53.17	51.07	60.35

VY operational non-fuel O&M	(K)		32,054		149,527
VY operating revenue	(L)		52,981		315,293
VY billed sales	(M)		1,108		5,061

Operational EWC non-fuel O&M per MWh excluding VY	[(D-E)-(K)]/[(F)-(M)]		25.45		24.80
Adjusted EWC average total revenue per MWh excluding VY	[(G-H)-(L)]/(F)-(M)]		54.26		60.65
Adjusted EWC nuclear average total revenue per MWh excluding VY	[(I-H)-(L)]/(J)-(M)]		53.79		60.07
Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)		Fourth Quarter
		2015	2014
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(177)	941
Preferred dividends		20	20
Tax effected interest expense		396	386
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	239	1,347

Special items in prior quarters		(1,070)	(95)
HCM implementation expenses		—	(2)
Decisions to close VY, FitzPatrick and Pilgrim		(3)	(13)
Palisades asset impairment and related write-offs		(256)	—
Top Deer investment impairment		(24)	—
Gain on the sale of RISEC		100	—
Total special items, rolling 12 months	(C)	(1,253)	(109)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,492	1,456

Operational earnings, rolling 12 months	(A-C)	1,076	1,050

Average invested capital	(D)	23,827	23,864

Average common equity	(E)	9,632	9,820

ROIC - as-reported %	(B/D)	1.0	5.6
ROIC - operational %	[(B-C)/D]	6.3	6.1
ROE - as-reported %	(A/E)	(1.8)	9.6
ROE - operational %	[(A-C)/E]	11.2	10.7
Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		Fourth Quarter
		2015	2014
Total debt	(A)	13,850	13,917
Less securitization debt	(B)	775	777
Total debt, excluding securitization debt	(C)	13,075	13,140
Less cash and cash equivalents	(D)	1,351	1,422
Net debt, excluding securitization debt	(E)	11,724	11,718

Total capitalization	(F)	23,425	24,229
Less securitization debt	(B)	775	777
Total capitalization, excluding securitization debt	(G)	22,650	23,452
Less cash and cash equivalents	(D)	1,351	1,422
Net capital, excluding securitization debt	(H)	21,299	22,030

Debt to capital ratio %	(A/F)	59.1	57.4
Debt to capital ratio, excluding securitization debt %	(C/G)	57.7	56.0
Net debt to net capital ratio, excluding securitization debt %	(E/H)	55.0	53.2

Revolver capacity	(I)	3,582	3,592

Gross liquidity	(D+I)	4,933	5,014

Entergy Corporation notes:
Due September 2015		—	550
Due January 2017		500	500
Due September 2020		450	450
Due July 2022		650	—
Total parent long-term debt	(J)	1,600	1,500
Revolver draw	(K)	835	695
Commercial paper	(L)	422	484
Total parent debt	(J)+(K)+(L)	2,857	2,679

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+(L))/(C)]	21.9%	20.4%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		Fourth Quarter
		2015	2014
Total debt	(A)	13,850	13,917
Less securitization debt	(B)	775	777
Total debt, excluding securitization debt	(C)	13,075	13,140
As-reported consolidated net income (loss), rolling 12 months		(157)	960
Add back: interest expense, rolling 12 months		643	628
Add back: income tax expense, rolling 12 months		(643)	590
Add back: depreciation and amortization, rolling 12 months		1,337	1,319
Add back: regulatory charges (credits), rolling 12 months		175	(14)
Subtract: securitization proceeds, rolling 12 months		137	130
Subtract: interest and investment income, rolling 12 months		187	148
Subtract: AFUDC-equity funds, rolling 12 months		52	65
Add back: decommissioning expense, rolling 12 months		280	273
Adjusted EBITDA, rolling 12 months	(D)	1,259	3,413
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	16
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		1,658	154
Add back: special item for Palisades asset impairment and related write-offs, rolling 12 months (pre-tax)		396	—
Add back: Top Deer investment impairment, rolling 12 months (pre-tax)		37	—
Add back: special item for gain on the sale of RISEC, rolling 12 months (pre-tax)		(154)	—

Operational adjusted EBITDA, rolling 12 months	(E)	3,196	3,583
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.1	3.7

Net cash flow provided by operating activities, rolling 12 months	(F)	3,291	3,890
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(27)	(34)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		38	98
Fuel inventory		(12)	4
Accounts payable		(135)	(13)
Prepaid taxes and taxes accrued		82	(63)
Interest accrued		(11)	25
Other working capital accounts		(114)	112
Securitization regulatory charge		107	97
Total	(H)	(45)	260
FFO, rolling 12 months	(F)+(G)-(H)	3,309	3,596
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	51
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		55	7
Operational FFO, rolling 12 months	(I)	3,364	3,654
Operational FFO to debt ratio, excluding securitization debt %	(I)/(C)	25.7%	27.8%
Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS
CURRENT ASSETS
Cash and cash equivalents:
Cash	$57,098	$682	$5,717	$63,497
Temporary cash investments	561,970	12,208	713,285	1,287,464
Total cash and cash equivalents	619,068	12,890	719,002	1,350,961
Notes receivable	—	(513,778)	513,778	—
Accounts receivable:
Customer	440,869	—	167,622	608,491
Allowance for doubtful accounts	(39,895)	—	—	(39,895)
Associated companies	30,948	(34,177)	3,230	—
Other	169,447	—	8,917	178,364
Accrued unbilled revenues	321,940	—	—	321,940
Total accounts receivable	923,309	(34,177)	179,769	1,068,900
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	210,861	—	6,949	217,810
Materials and supplies - at average cost	627,702	—	245,654	873,357
Deferred nuclear refueling outage costs	140,423	—	71,089	211,512
Prepayments and other	141,096	(8,576)	212,352	344,872
TOTAL	2,662,459	(543,641)	1,948,593	4,067,412

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,390,786	(1,390,673)	4,228	4,341
Decommissioning trust funds	2,515,066	—	2,834,887	5,349,953
Non-utility property - at cost (less accumulated depreciation)	212,997	(10)	7,012	219,999
Other	460,322	—	8,382	468,704
TOTAL	4,579,171	(1,390,683)	2,854,509	6,042,997

PROPERTY, PLANT, AND EQUIPMENT
Electric	41,079,998	3,579	3,383,581	44,467,159
Property under capital lease	952,465	—	—	952,465
Natural gas	392,032	—	—	392,032
Construction work in progress	1,326,728	349	129,659	1,456,735
Nuclear fuel	856,573	—	488,850	1,345,422
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,607,796	3,928	4,002,090	48,613,813
Less - accumulated depreciation and amortization	19,654,374	198	1,134,880	20,789,452
PROPERTY, PLANT AND EQUIPMENT - NET	24,953,422	3,730	2,867,210	27,824,361

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Regulatory asset for income taxes - net	775,528	—	—	775,528
Other regulatory assets	4,704,796	—	—	4,704,796
Deferred fuel costs	238,902	—	—	238,902
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,888	1,206	37,809	54,903
Other	52,641	9,980	498,989	561,610
TOTAL	6,161,854	11,186	539,871	6,712,911

TOTAL ASSETS	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$209,374	$—	$5,000	$214,374
Notes payable and commercial paper:
Associated companies	—	(324,315)	324,315	—
Other	72,047	422,302	—	494,348
Account payable:
Associated companies	25,119	(50,553)	25,433	—
Other	877,395	593	193,810	1,071,798
Customer deposits	419,407	—	—	419,407
Taxes accrued	159,650	(105,466)	155,893	210,077
Interest accrued	163,391	31,161	13	194,565
Deferred fuel costs	235,986	—	—	235,986
Obligations under capital leases	2,709	—	—	2,709
Pension and other postretirement liabilities	53,143	—	9,370	62,513
Other	150,308	1,936	31,937	184,181
TOTAL	2,368,529	(24,342)	745,771	3,089,958

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	7,459,787	300,243	546,835	8,306,865
Accumulated deferred investment tax credits	234,300	—	—	234,300
Obligations under capital leases	27,001	—	—	27,001
Other regulatory liabilities	1,414,898	—	—	1,414,898
Decommissioning and retirement cost liabilities	2,720,676	—	2,069,511	4,790,187
Accumulated provisions	458,366	—	2,361	460,727
Pension and other postretirement liabilities	2,423,018	—	764,339	3,187,357
Long-term debt	10,643,726	2,426,571	41,259	13,111,556
Other	736,685	(594,523)	307,694	449,856
TOTAL	26,118,457	2,132,291	3,731,999	31,982,747

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

EQUITY
Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,548,659	1,174,256	1,680,843	5,403,758
Retained earnings	5,185,328	2,520,589	1,687,996	9,393,913
Accumulated other comprehensive income (loss)	(129,271)	—	138,222	8,951
Less - treasury stock, at cost (76,363,763 shares in 2015)	120,000	5,432,379	—	5,552,379
Total common shareholders' equity	9,575,984	(4,027,357)	3,708,164	9,256,791
Subsidiaries' preferred stock without sinking fund	—	—	—	—
TOTAL	9,575,984	(4,027,357)	3,708,164	9,256,791

TOTAL LIABILITIES AND EQUITY	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$109,253	$4,306	$17,768	$131,327
Temporary cash investments	864,162	11,606	414,931	1,290,699
Total cash and cash equivalents	973,415	15,912	432,699	1,422,026
Notes receivable	—	(521,183)	521,183	—
Accounts receivable:
Customer	473,695	—	123,222	596,917
Allowance for doubtful accounts	(35,663)	—	—	(35,663)
Associated companies	28,475	(30,281)	1,806	—
Other	198,525	11,315	10,502	220,342
Accrued unbilled revenues	321,659	—	—	321,659
Total accounts receivable	986,691	(18,966)	135,530	1,103,255
Deferred fuel costs	155,140	—	—	155,140
Accumulated deferred income taxes	107,482	(139,913)	60,214	27,783
Fuel inventory - at average cost	193,710	—	11,724	205,434
Materials and supplies - at average cost	602,656	—	315,928	918,584
Deferred nuclear refueling outage costs	86,753	—	127,435	214,188
Prepayments and other	155,219	(4,784)	192,788	343,223
TOTAL	3,261,066	(668,934)	1,797,501	4,389,633

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,390,786	(1,390,674)	36,122	36,234
Decommissioning trust funds	2,471,082	—	2,899,850	5,370,932
Non-utility property - at cost (less accumulated depreciation)	201,618	4,261	7,912	213,791
Other	396,102	—	9,067	405,169
TOTAL	4,459,588	(1,386,413)	2,952,951	6,026,126

PROPERTY, PLANT, AND EQUIPMENT
Electric	39,845,364	3,402	5,032,653	44,881,419
Property under capital lease	945,784	—	—	945,784
Natural gas	377,565	—	—	377,565
Construction work in progress	970,629	289	455,063	1,425,981
Nuclear fuel	839,694	—	702,361	1,542,055
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,979,036	3,691	6,190,077	49,172,804
Less - accumulated depreciation and amortization	19,007,189	204	1,442,465	20,449,858
PROPERTY, PLANT AND EQUIPMENT - NET	23,971,847	3,487	4,747,612	28,722,946

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Regulatory asset for income taxes - net	836,064	—	—	836,064
Other regulatory assets	4,968,553	—	—	4,968,553
Deferred fuel costs	238,102	—	—	238,102
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	9,804	1,825	36,722	48,351
Other	67,163	(1,296)	741,641	807,508
TOTAL	6,493,785	529	781,436	7,275,750

TOTAL ASSETS	$38,186,286	$(2,051,331)	$10,279,500	$46,414,455

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$327,790	$550,000	$21,585	$899,375
Notes payable and commercial paper:
Associated companies	—	(238,196)	238,196	—
Other	114,417	483,990	—	598,407
Account payable:
Associated companies	19,617	(39,323)	19,706	—
Other	889,763	332	276,336	1,166,431
Customer deposits	412,166	—	—	412,166
Taxes accrued	88,681	19,887	19,540	128,108
Accumulated deferred income taxes	20,653	17,386	—	38,039
Interest accrued	181,359	24,550	101	206,010
Deferred fuel costs	91,602	—	—	91,602
Obligations under capital leases	2,508	—	—	2,508
Pension and other postretirement liabilities	47,269	—	10,725	57,994
Other	148,473	2,339	97,439	248,251
TOTAL	2,344,298	820,965	683,628	3,848,891

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	7,780,487	88,150	1,264,524	9,133,161
Accumulated deferred investment tax credits	247,521	—	—	247,521
Obligations under capital leases	29,710	—	—	29,710
Other regulatory liabilities	1,383,609	—	—	1,383,609
Decommissioning and retirement cost liabilities	2,540,529	—	1,917,767	4,458,296
Accumulated provisions	413,842	—	4,286	418,128
Pension and other postretirement liabilities	2,767,800	—	870,495	3,638,295
Long-term debt	10,688,366	1,640,291	58,053	12,386,710
Other	803,136	(584,460)	338,973	557,649
TOTAL	26,655,000	1,143,981	4,454,098	32,253,079

Subsidiaries' preferred stock without sinking fund	186,511	—	24,249	210,760

EQUITY
Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	(2,359,824)	201,104	2,548
Paid-in capital	2,458,397	1,239,983	1,676,973	5,375,353
Retained earnings	4,572,383	2,481,090	3,116,184	10,169,657
Accumulated other comprehensive income (loss)	(165,571)	—	123,264	(42,307)
Less - treasury stock, at cost (75,512,079 shares in 2014)	120,000	5,377,526	—	5,497,526
Total common shareholders' equity	8,906,477	(4,016,277)	5,117,525	10,007,725
Subsidiaries' preferred stock without sinking fund	94,000	—	—	94,000
TOTAL	9,000,477	(4,016,277)	5,117,525	10,101,725

TOTAL LIABILITIES AND EQUITY	$38,186,286	$(2,051,331)	$10,279,500	$46,414,455

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,019,409	$(11)	$—	$2,019,398
Natural gas	30,941	—	—	30,941
Competitive businesses	—	—	458,184	458,184
Total	2,050,350	(11)	458,184	2,508,523

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	478,902	(11)	53,674	532,565
Purchased power	250,851	11	25,208	276,070
Nuclear refueling outage expenses	27,904	—	22,838	50,741
Other operation and maintenance	642,734	4,291	257,587	904,612
Asset write-offs, impairments and related charges	68,672	—	394,030	462,702
Decommissioning	36,520	—	36,136	72,656
Taxes other than income taxes	119,959	(84)	27,511	147,386
Depreciation and amortization	276,944	632	52,518	330,095
Other regulatory charges (credits) - net	140,033	—	—	140,033
Total	2,042,519	4,839	869,502	2,916,860

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME	7,831	(4,850)	(257,281)	(254,300)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,067	—	—	14,067
Interest and investment income	48,826	(41,460)	32,803	40,169
Miscellaneous - net	(9,677)	(7,016)	(44,536)	(61,229)
Total	53,216	(48,476)	(11,733)	(6,993)

INTEREST EXPENSE
Interest expense	140,990	17,724	7,836	166,550
Allowance for borrowed funds used during construction	(7,177)	—	—	(7,177)
Total	133,813	17,724	7,836	159,373

INCOME BEFORE INCOME TAXES	(72,766)	(71,050)	(276,850)	(420,666)

Income taxes	(391,231)	(11,567)	(122,717)	(525,515)

CONSOLIDATED NET INCOME	318,465	(59,483)	(154,133)	104,849

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$313,736	$(59,483)	$(154,680)	$99,573

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.76	($0.33)	($0.87)	$0.56
DILUTED	$1.75	($0.33)	($0.86)	$0.56

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,387,574
DILUTED				179,069,948
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,167,568	$(26)	$—	$2,167,542
Natural gas	40,067	—	—	40,067
Competitive businesses	—	57	623,652	623,709
Total	2,207,635	31	623,652	2,831,318

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	535,527	(26)	90,246	625,747
Purchased power	344,879	26	12,878	357,783
Nuclear refueling outage expenses	30,479	—	39,508	69,987
Other operation and maintenance	636,263	4,274	277,409	917,946
Asset write-offs, impairments and related charges	11,368	—	612	11,980
Decommissioning	33,636	—	37,567	71,203
Taxes other than income taxes	105,460	140	32,067	137,667
Depreciation and amortization	262,119	761	63,213	326,093
Other regulatory charges (credits) - net	(6,762)	—	—	(6,762)
Total	1,952,969	5,175	553,500	2,511,644

Gain on sale of asset	—	—	—	—

OPERATING INCOME	254,666	(5,144)	70,152	319,674

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	18,148	—	—	18,148
Interest and investment income	38,343	(36,919)	37,222	38,646
Miscellaneous - net	2,188	(1,872)	(9,307)	(8,991)
Total	58,679	(38,791)	27,915	47,803

INTEREST EXPENSE
Interest expense	147,051	18,121	4,552	169,724
Allowance for borrowed funds used during construction	(9,377)	—	—	(9,377)
Total	137,674	18,121	4,552	160,347

INCOME BEFORE INCOME TAXES	175,671	(62,056)	93,515	207,130

Income taxes	62,013	(15,723)	35,834	82,124

CONSOLIDATED NET INCOME	113,658	(46,333)	57,681	125,006

Preferred dividend requirements of subsidiaries	4,332	—	547	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$109,326	$(46,333)	$57,134	$120,127

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.61	($0.26)	$0.32	$0.67
DILUTED	$0.60	($0.25)	$0.31	$0.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				180,245,555
DILUTED				181,603,441
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,308,740	$(62)	$—	$9,308,678
Natural gas	142,746	—	—	142,746
Competitive businesses	—	—	2,061,827	2,061,827
Total	9,451,486	(62)	2,061,827	11,513,251

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,137,122	(62)	315,111	2,452,171
Purchased power	1,310,175	66	80,564	1,390,805
Nuclear refueling outage expenses	117,545	—	133,771	251,316
Other operation and maintenance	2,443,075	12,533	899,373	3,354,981
Asset write-offs, impairments and related charges	68,672	—	2,036,234	2,104,906
Decommissioning	142,744	—	137,528	280,272
Taxes other than income taxes	507,739	1,150	110,533	619,422
Depreciation and amortization	1,096,088	2,156	239,032	1,337,276
Other regulatory charges (credits) - net	175,304	—	—	175,304
Total	7,998,464	15,843	3,952,146	11,966,453

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,453,022	(15,905)	(1,736,282)	(299,165)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	51,908	—	—	51,908
Interest and investment income	191,546	(153,138)	148,654	187,062
Miscellaneous - net	(22,067)	(12,350)	(61,580)	(95,997)
Total	221,387	(165,488)	87,074	142,973

INTEREST EXPENSE
Interest expense	569,759	73,549	26,788	670,096
Allowance for borrowed funds used during construction	(26,627)	—	—	(26,627)
Total	543,132	73,549	26,788	643,469

INCOME (LOSS) BEFORE INCOME TAXES	1,131,277	(254,942)	(1,675,996)	(799,661)

Income taxes	16,761	(49,349)	(610,339)	(642,927)

CONSOLIDATED NET INCOME (LOSS)	1,114,516	(205,593)	(1,065,657)	(156,734)

Preferred dividend requirements of subsidiaries	17,641	—	2,187	19,828

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,096,875	$(205,593)	$(1,067,844)	$(176,562)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.12	($1.15)	($5.96)	($0.99)
DILUTED	$6.12	($1.15)	($5.96)	($0.99)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,176,356
DILUTED				179,176,356
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,592,028	$(126)	$—	$9,591,902
Natural gas	181,794	—	—	181,794
Competitive businesses	—	1,821	2,719,404	2,721,225
Total	9,773,822	1,695	2,719,404	12,494,921

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,219,637	(166)	413,087	2,632,558
Purchased power	1,833,267	42	82,105	1,915,414
Nuclear refueling outage expenses	118,358	—	149,321	267,679
Other operation and maintenance	2,276,263	11,255	1,023,018	3,310,536
Asset write-offs, impairments and related charges	72,225	—	107,527	179,752
Decommissioning	131,110	—	141,511	272,621
Taxes other than income taxes	472,729	1,148	130,729	604,606
Depreciation and amortization	1,039,012	3,702	275,924	1,318,638
Other regulatory charges (credits) - net	(13,772)	—	—	(13,772)
Total	8,148,829	15,981	2,323,222	10,488,032

Gain on sale of asset	—	—	—	—

OPERATING INCOME	1,624,993	(14,286)	396,182	2,006,889

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	64,802	—	—	64,802
Interest and investment income	171,217	(137,490)	113,959	147,686
Miscellaneous - net	(10,639)	(9,391)	(21,986)	(42,016)
Total	225,380	(146,881)	91,973	170,472

INTEREST EXPENSE
Interest expense	565,305	79,132	16,646	661,083
Allowance for borrowed funds used during construction	(33,576)	—	—	(33,576)
Total	531,729	79,132	16,646	627,507

INCOME BEFORE INCOME TAXES	1,318,644	(240,299)	471,509	1,549,854

Income taxes	472,148	(59,539)	176,988	589,597

CONSOLIDATED NET INCOME	846,496	(180,760)	294,521	960,257

Preferred dividend requirements of subsidiaries	17,348	—	2,188	19,536

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$829,148	$(180,760)	$292,333	$940,721

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.62	($1.01)	$1.63	$5.24
DILUTED	$4.60	($1.00)	$1.62	$5.22

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,506,151
DILUTED				180,296,885
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES
Consolidated net income	$104,849	$125,006	$(20,157)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	504,546	542,345	(37,799)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(552,366)	116,553	(668,919)
Asset write-offs, impairments and related charges	462,702	16,612	446,090
Gain on sale of asset	(154,037)	—	(154,037)
Changes in working capital:
Receivables	260,463	217,601	42,862
Fuel inventory	(4,798)	(26,339)	21,541
Accounts payable	(44,902)	27,171	(72,073)
Prepaid taxes and taxes accrued	(26,260)	(82,730)	56,470
Interest accrued	22,923	28,944	(6,021)
Deferred fuel costs	133,341	53,784	79,557
Other working capital accounts	19,441	116,485	(97,044)
Changes in provisions for estimated losses	(12,611)	14,358	(26,969)
Changes in other regulatory assets	107,073	(1,208,592)	1,315,665
Changes in other regulatory liabilities	156,568	46,060	110,508
Changes in pensions and other postretirement liabilities	(138,780)	1,599,620	(1,738,400)
Other	103,387	(588,806)	692,193
Net cash flow provided by operating activities	941,539	998,072	(56,533)
INVESTING ACTIVITIES
Construction/capital expenditures	(799,102)	(612,580)	(186,522)
Allowance for equity funds used during construction	14,207	19,238	(5,031)
Nuclear fuel purchases	(153,342)	(184,076)	30,734
Proceeds from sale of assets	487,406	—	487,406
Insurance proceeds received for property damages	11,654	7,320	4,334
Changes in securitization account	2,950	6,419	(3,469)
Payments to storm reserve escrow account	(207)	(1,887)	1,680
Receipts from storm reserve escrow account	5,916	—	5,916
Increase in other investments	15,894	9,893	6,001
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	18,296	—	18,296
Proceeds from nuclear decommissioning trust fund sales	1,004,417	425,298	579,119
Investment in nuclear decommissioning trust funds	(1,030,497)	(455,672)	(574,825)
Net cash flow used in investing activities	(422,408)	(786,047)	363,639
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,296,305	1,432,453	(136,148)
Preferred stock of subsidiary	107,426	—	107,426
Treasury stock	148	106,798	(106,650)
Retirement of long-term debt	(1,166,400)	(787,618)	(378,782)
Repurchase of common stock	—	(165,012)	165,012
Changes in credit borrowings and commercial paper - net	(287,674)	(293,038)	5,364
Other	(2,034)	2,597	(4,631)
Dividends paid:
Common stock	(151,629)	(149,809)	(1,820)
Preferred stock	(4,910)	(4,879)	(31)
Net cash flow provided by (used in) financing activities	(208,768)	141,492	(350,260)
Net increase in cash and cash equivalents	310,363	353,517	(43,154)
Cash and cash equivalents at beginning of period	1,040,598	1,068,509	(27,911)
Cash and cash equivalents at end of period	$1,350,961	$1,422,026	$(71,065)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$140,141	$135,276	$4,865
Income taxes	$7,810	$29,939	($22,129)

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2015 vs. 2014
(Dollars in thousands)
(Unaudited)
	2015	2014	Variance

OPERATING ACTIVITIES

Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,117,236	2,127,892	(10,656)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(820,350)	596,935	(1,417,285)
Asset write-offs, impairments and related charges	2,104,906	123,527	1,981,379
Gain on sale of asset	(154,037)	—	(154,037)
Changes in working capital:
Receivables	38,152	98,493	(60,341)
Fuel inventory	(12,376)	3,524	(15,900)
Accounts payable	(135,211)	(12,996)	(122,215)
Prepaid taxes and taxes accrued	81,969	(62,985)	144,954
Interest accrued	(11,445)	25,013	(36,458)
Deferred fuel costs	298,725	(70,691)	369,416
Other working capital accounts	(113,701)	112,390	(226,091)
Changes in provisions for estimated losses	42,566	301,871	(259,305)
Changes in other regulatory assets	262,317	(1,061,537)	1,323,854
Changes in other regulatory liabilities	61,241	87,654	(26,413)
Changes in pensions and other postretirement liabilities	(446,418)	1,308,166	(1,754,584)
Other	134,344	(647,952)	782,296
Net cash flow provided by operating activities	3,291,184	3,889,561	(598,377)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,500,860)	(2,119,191)	(381,669)
Allowance for equity funds used during construction	53,635	68,375	(14,740)
Nuclear fuel purchases	(493,604)	(537,548)	43,944
Proceeds from sale of assets	487,406	10,100	477,306
Insurance proceeds received for property damages	24,399	40,670	(16,271)
Changes in securitization account	(5,806)	1,511	(7,317)
NYPA value sharing payment	(70,790)	(72,000)	1,210
Payments to storm reserve escrow account	(69,163)	(276,057)	206,894
Receipts from storm reserve escrow account	5,916	—	5,916
Increase in other investments	571	46,983	(46,412)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	18,296	—	18,296
Proceeds from nuclear decommissioning trust fund sales	2,492,176	1,872,115	620,061
Investment in nuclear decommissioning trust funds	(2,550,958)	(1,989,446)	(561,512)
Net cash flow used in investing activities	(2,608,782)	(2,954,488)	345,706
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,502,189	3,100,069	402,120
Preferred stock of subsidiary	107,426	—	107,426
Treasury stock	24,366	194,866	(170,500)
Retirement of long-term debt	(3,461,518)	(2,323,313)	(1,138,205)
Repurchase of common stock	(99,807)	(183,271)	83,464
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	(104,047)	(448,475)	344,428
Other	(9,136)	23,579	(32,715)
Dividends paid:
Common stock	(598,897)	(596,117)	(2,780)
Preferred stock	(19,758)	(19,511)	(247)
Net cash flow used in financing activities	(753,467)	(252,173)	(501,294)
Net increase (decrease) in cash and cash equivalents	(71,065)	682,900	(753,965)
Cash and cash equivalents at beginning of period	1,422,026	739,126	682,900
Cash and cash equivalents at end of period	$1,350,961	$1,422,026	$(71,065)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$663,630	$611,376	$52,254
Income taxes	$103,589	$77,799	$25,790